Exhibit 99.1

Global Partners Announces Plan to Expand Retail Operations into the Houston Market

Global would operate the 64 sites being acquired under a joint venture

WALTHAM, Mass.--(BUSINESS WIRE)--March 29, 2023--Global Partners LP (NYSE: GLP) and ExxonMobil have signed an agreement to acquire 64 Houston-area convenience and fueling facilities from the Landmark Group. The deal is subject to regulatory clearance and the satisfaction of closing conditions and is expected to be completed in the second quarter of 2023. If approved, the assets would be purchased under the joint venture, Spring Partners Retail LLC, and Global would act as the management company and operator.

Global has a long-proven track record of acquiring, integrating, optimizing, and operating assets as demonstrated by their growth and performance in the Northeast and mid-Atlantic. In calendar year 2022, Global acquired 120 retail assets across the Northeast and mid-Atlantic, through a mix of company operated retail stores and dealer supply agreements. This latest deal leverages the company’s strategic advantage, relationships and operating excellence to expand outside its current footprint into the Houston, Texas market. Global plans to retain and welcome existing site and above-site employees.

“This acquisition is another example of our commitment to investing in growing markets where we have strategic advantages and where we can deliver value to guests and shareholders,” said Eric Slifka, CEO. “We’re extremely excited to expand into the Texas market. We look forward to serving our Houston area guests and communities with our signature focus on quality food and guest experience.”

About Global Partners LP

With approximately 1,700 locations throughout the Northeast and mid-Atlantic, Global is one of the region’s largest independent owners, suppliers and operators of gasoline stations and convenience markets. Global also owns, controls or has access to one of the largest terminal networks in New England and New York, through which it distributes gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers. In addition, Global engages in the transportation of petroleum products and renewable fuels by rail from the mid-continental U.S. and Canada. For additional information, visit www.globalp.com.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Global’s current expectations and beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) including, without limitation, uncertainty around the timing of an economic recovery in the United States which will impact the demand for the products we sell and the services that we provide, and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and present expectations or projections.

For additional information regarding known material factors that could cause actual results to differ from the Partnership’s projected results, please see Global’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Global undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations
Gregory B. Hanson
Chief Financial Officer
Global Partners LP
(781) 894-8800

Media
Catie Kerns
SVP, Corporate Affairs and Sustainability
Global Partners LP
(781) 894-8800